Exhibit 10.2

EXECUTION

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 7, 2023 (the “Execution Date”), is entered into by and between AGBA Group Holding Limited a British Virgin Islands company (the “Company”), and Williamsburg Venture Holdings, LLC, a Nevada limited liability company (the “Buyer”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in that certain Equity Purchase Agreement by and between the parties hereto, dated as of the Execution Date (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS:

The Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to sell to the Buyer up to Fifty Million Dollars ($50,000,000.00) of Put Shares, and to induce the Buyer to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. “Investor” means the Buyer, any transferee or assignee thereof to whom the Buyer assigns its rights under this Agreement in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement, and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement.

b. “Person” means any individual or entity, including but not limited to any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. “Register,” “Registered,” and “Registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and/or pursuant to Rule 415 under the Securities Act or any successor rule providing for the offering of securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the “SEC”).

d. “Registrable Securities” means (i) the Commitment Shares, (ii) the Put Shares which have been, or which may, from time to time be issued, including without limitation all of the Ordinary Shares which have been issued or will be issued to the Investor under the Purchase Agreement , and (iii) any and all shares of capital stock issued or issuable with respect to the Put Shares, Commitment Shares and the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on purchases under the Purchase Agreement, provided that the total number of Registrable Securities under this Agreement shall not exceed 13,512,400 at all times.

e. “Registration Statement” means one or more registration statements of the Company on Form S-1 or Form S-3 covering only the resale of the Registrable Securities including the Initial Registration Statement and any New Registration Statement or Other Registration Statement (each as defined herein), in each case including the amendments (including post-effective amendments), supplements to such registration statements and all exhibits to and all materials incorporated by reference in such registration statement.

2.	REGISTRATION.

a. Mandatory Registration. The Company shall, no later than ninety (90) days after the Execution Date, file with the SEC an initial Registration Statement on Form S-1 (or on Form S-3 or any similar short-form registration statement as may be available at such time) covering the Registrable Securities as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor, including but not limited to under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and the Investor in consultation with their respective legal counsel (the “Initial Registration Statement”). The Initial Registration Statement shall register only Registrable Securities. The Company shall use its commercially reasonable efforts to have the Initial Registration Statement and any amendment thereto declared effective by the SEC at the earliest possible date provided, however, that the Company’s obligations to register any Registrable Securities held by a Buyer in the Initial Registration Statement are contingent upon such Buyer furnishing in writing to the Company such information regarding such Buyer, the securities of PubCo held by the Buyer and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and the Buyer shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling Buyer in similar situations. If the Initial Registration Statement is initially filed on Form S-1 and thereafter PubCo becomes eligible to use Form S-3 for secondary sales, the Company shall, as promptly as reasonably practicable, cause such Initial Registration Statement to be amended, or shall file a new replacement Initial Registration Statement, such that the Registration Statement is on Form S-3.

b. Rule 424 Prospectus. In addition to the Initial Registration Statement, the Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, such prospectuses and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under each Registration Statement. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such prospectuses prior to its filing with the SEC, and the Company shall give due consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon any prospectus within two (2) business days from the date the Investor receives the final pre- filing version of such prospectus.

c. Sufficient Number of Shares Registered. In the event the number of shares available under the Initial Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Initial Registration Statement or file a new Registration Statement (a “New Registration Statement”), so as to cover all of such Registrable Securities (subject to the limitations set forth in Section 2(e)) as soon as practicable, but in any event not later than ten (10) business days after the necessity therefor arises, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the Securities Act. The Company shall use its commercially reasonable efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof. In the event that any of the Registrable Securities are not included in the Initial Registration Statement, or have not been included in any New Registration Statement, and, after the date hereof, the Company files any other registration statement under the Securities Act (other than on Form S-4, Form S-8, or with respect to other employee related plans or rights offerings) (an “Other Registration Statement”), then the Company shall include in such Other Registration Statement first all of such Registrable Securities that have not been previously Registered, and second any other securities the Company wishes to include in such Other Registration Statement. All Buyers proposing to distribute their securities through Other Registration Statements that involve an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Registration.

d. Effectiveness. The Investor and its counsel shall have a reasonable opportunity to review and comment upon any Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus prior to its filing with the SEC, and the Company shall give due consideration to all reasonable comments. The Investor shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use commercially reasonable efforts to keep all Registration Statements effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the earlier of (i) the date as of which the Investor may sell all of the Registrable Securities without restriction pursuant to Rule 144 promulgated under the Securities Act without any restrictions (including any restrictions under Rule 144(c) or Rule 144(i)) and (ii) the date on which the Investor shall have sold all the Registrable Securities covered thereby and no Put Shares remain issuable under the Purchase Agreement and (iii) the date on which the Purchase Agreement is terminated and the Registrable Securities issued to the Investor may be sold without restriction pursuant to Rule 144 promulgated under the Securities Act without restriction (the “Registration Period”). In the event that any Registration Statement filed hereunder is no longer effective and Rule 144 is available for sales of the Registrable Securities, the Company shall provide an opinion upon request of the Investor that the Investor may sell any such Registrable Securities held by the Investor pursuant to Rule 144 with all costs related to such opinion to be borne by the Company. Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

e. Offering. If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become or remain effective and be used for resales by the Investor under Rule 415 at then- prevailing market prices (and not fixed prices) by comment letter or otherwise, or if after the filing of the Initial Registration Statement with the SEC pursuant to Section 2(a), the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such Initial Registration Statement on a pro rata basis among holders of Registrable Securities until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file one or more New Registration Statements in accordance with Section 2(c) until such time as all Registrable Securities that have actually been issued and are not otherwise eligible for legend removal under Rule 144 of the Securities Act or otherwise have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Investor. Notwithstanding any provision herein or in the Purchase Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Investor’s obligations) shall be qualified as necessary to comport with any requirement of the SEC (which shall for the purpose of this Section include any publicly-available written or oral guidance, comments, requirements or requests of the Staff and the Manual of Publicly Available Telephone Interpretations D.29) or the Staff as addressed in this Section 2(e).

3.	RELATED OBLIGATIONS.

With respect to a Registration Statement and whenever any Registrable Securities are to be Registered pursuant to Section 2, including on any Other Registration Statement, the Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall prepare and file with the SEC such amendments (including post-effective amendments on Form S-1) and supplements to any Registration Statement and any Other Registration Statement and the prospectus used in connection with such Registration Statement and Other Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or applicable Other Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement or such Registrable Securities may be resold without an effective registration statement.

b. The Company shall permit the Investor to review and comment upon each Registration Statement or any Other Registration Statement and all amendments and supplements thereto at least two (2) business days prior to their filing (that includes Registrable Securities issuable to the Investor) with the SEC, and not file any document in a form to which Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the Registration Statement or any such Other Registration Statement and any amendments or supplements thereto within two (2) business days from the date the Investor receives the final version thereof. The Company shall furnish to the Investor, without charge, and within one (1) business day, any comments and/or any other correspondence from the SEC or the Staff to the Company or its representatives relating to the Registration Statement or such Other Registration Statement. The Company shall respond to the SEC or the Staff, as applicable, regarding the resolution of any such comments and/or correspondence as promptly as practicable and in any event within two weeks upon receipt thereof.

Upon request of the Investor, the Company shall furnish to the Investor, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor. For the avoidance of doubt, any filing available to the Investor via the SEC’s live EDGAR system shall be deemed “furnished to the Investor” hereunder.

c. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of New York and such other jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

d. As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Investor in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request). The Company shall also promptly notify the Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment thereto has become effective (notification of such effectiveness shall be delivered to the Investor by email or facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to any Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post- effective amendment to a Registration Statement would be appropriate.

e. The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose. In addition, if the Company shall receive any comment letter from the SEC relating to any Registration Statement under which Registrable Securities are Registered, the Company shall notify the Investor of the issuance of such order and use its commercially reasonable efforts to address such comments in a manner satisfactory to the SEC.

f. The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

g. The Company shall cooperate with the Investor to facilitate the timely preparation and delivery of DWAC Shares representing the Registrable Securities to be offered pursuant to any Registration Statement. “DWAC Shares” means Ordinary Shares that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified DWAC account with The Depository Trust Company (“DTC”) under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

h. The Company shall at all times maintain the services of its Transfer Agent and registrar with respect to its Ordinary Shares.

i. If reasonably requested by the Investor, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the Investor believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable upon notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement.

j. The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

k. Within one (1) business day after any Registration Statement which includes Registrable Securities is ordered effective by the SEC, or any prospectus supplement or post-effective amendment including Registrable Securities is filed with the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the Transfer Agent for such Registrable Securities (with copies to the Investor) a legal opinion that such Registration Statement has been declared effective by the SEC in the form that is satisfactory to the Transfer Agent. Thereafter, if requested by the Investor at any time, the Company shall require its counsel to deliver to the Investor a written confirmation whether or not (i) the effectiveness of such Registration Statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) (ii) any comment letter has been issued by the SEC and (iii) whether or not the Registration Statement is current and available to the Investor for sale of all of the Registrable Securities.

l. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to any Registration Statement.

4.	OBLIGATIONS OF THE INVESTOR.

a. The Company shall notify the Investor in writing of the information the Company reasonably requires from the Investor in connection with any Registration Statement hereunder. The Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. Notwithstanding the foregoing, the Registration Statement shall contain the “Selling Securityholder” and “Plan of Distribution” in substantially the form attached hereto as Exhibit A or to be provided by the Investor when reasonably requested by the Company prior to the initial filing of any Registration Statement.

b. The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder.

c. The Investor agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of Section 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until withdrawal of a stop order contemplated by Section 3(e) or the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(i). Notwithstanding anything to the contrary, the Company shall cause its Transfer Agent to promptly issue DWAC Shares in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(e) and for which the Investor has not yet settled.

5.	EXPENSES OF REGISTRATION.

All reasonable expenses, other than sales or brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company. Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Buyers thereof, which underwriting discounts or selling commissions shall be borne by such Buyers. Additionally, in an underwritten offering, all selling Buyers and Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

6.	INDEMNIFICATION.

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls or is under common control with the Investor, the members, the directors, officers, partners, employees, agents, representatives of the Investor and each Person, if any, who is an “affiliate” of the Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an Indemnified Person is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon:

(i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement, any Other Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (the matters in the foregoing clauses (i) and (ii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about the Investor furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of a Registration Statement, any Other Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

b. Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person shall, if a Claim in respect thereof is to be made against the Company under this Section 6, deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and to the Indemnified Person; provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the Company, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnified Person and the Company would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. The Indemnified Person shall cooperate fully with the Company in connection with any negotiation or defense of any such action or Claim by the Company and shall furnish to the Company all information reasonably available to the Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, Claim or proceeding effectuated without its written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the consent of the Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of a release from all liability in respect to such Claim or litigation. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnified Person under this Section 6, except to the extent that the Company is prejudiced in its ability to defend such action.

c. Promptly after receipt by the Buyer or the Company (as the case may be) under this Section 6 of notice of the commencement of any action or proceeding (including, without limitation, any governmental action or proceeding) involving a Claim, the Buyer or the Company (as the case may be) shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Buyer or the Company (as the case may be); provided, however, the Buyer or the Company (as the case may be) shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the indemnifying party if: (i) the indemnifying party has agreed in writing to pay such fees and expenses; (ii) the indemnifying party shall have failed promptly to assume the defense of such Claim and to employ counsel reasonably satisfactory to the Buyer or the Company (as the case may be) in any such Claim; or (iii) the named parties to any such Claim (including, without limitation, any impleaded parties) include both the Buyer or the Company (as the case may be) and the indemnifying party, and the Buyer or the Company (as the case may be) shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent the Buyer or the Company and the indemnifying party (in which case, if the Buyer or the Company (as the case may be) notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, then the indemnifying party shall not have the right to assume the defense thereof on behalf of the indemnified party and such counsel shall be at the expense of the indemnifying party, provided further that in the case of clause (iii) above the indemnifying party shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for all Investor Parties or Company Parties (as the case may be). The Buyer or the Company (as the case may be) shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Buyer or the Company (as the case may be) which relates to such action or Claim. The indemnifying party shall keep the Buyer or the Company (as the case may be) reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Buyer or the Company (as the case may be), consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Buyer or the Company (as the case may be) of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Party. For the avoidance of doubt, the immediately preceding sentence shall apply to Sections 6(a) and 6(b) hereof. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Buyer or the Company (as the case may be) with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Buyer or the Company (as the case may be) under this Section 6, except to the extent that the indemnifying party is materially and adversely prejudiced in its ability to defend such action.

d. No Person involved in the sale of Registrable Securities who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to indemnification from any Person involved in such sale of Registrable Securities who is not guilty of fraudulent misrepresentation.

e. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred; provided that any Person receiving any payment pursuant to this Section 6 shall promptly reimburse the Person making such payment for the amount of such payment to the extent a court of competent jurisdiction determines that such Person receiving such payment was not entitled to such payment.

f. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Person against the Company or others, and (ii) any liabilities the Company may be subject to pursuant to the law.

g. Each selling Buyer will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Buyer, indemnify and hold harmless Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling Buyer within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Company by such selling Buyer expressly for use therein, or is based on any selling Buyer’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse Company, its directors and officers, and each other selling Buyer or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling Seller’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Seller.

7.	CONTRIBUTION.

To the extent any indemnification by the Company or such Buyer is prohibited or limited by law, the Company agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:

(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6 of this Agreement; (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (iii) contribution by any seller of Registrable Securities shall be limited to the amount of proceeds received from the Registrable Securities.

8.	REPORTS AND DISCLOSURE UNDER THE SECURITIES ACTS.

With a view to making available to the Investor the benefits of Rule 144 or Regulation S promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees, at the Company’s sole expense, to:

a. make and keep “current public information” available, as such term is understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

c. furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 or Regulation S without registration; and

d. take such additional action as is requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144 or Regulation S, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be requested from time to time by the Investor at the Company’s expense and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144 or Regulation S.

9.	ASSIGNMENT OF REGISTRATION RIGHTS.

Neither the Company nor the Investor shall assign this Agreement or any of their respective rights or obligations hereunder.

10.	AMENDMENT OF REGISTRATION RIGHTS.

No provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.	MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

AGBA Group Holding Limited
AGBA Tower, 68 Johnston Road
Wan Chai, Hong Kong SAR

Email: desmond.shu@agba.com
Attention: Shu Pei Huang,
Desmond, Acting Group Chief
Financial Officer, with a copy to
(which shall not constitute notice):

DLA Piper Singapore Pte. Ltd.

80 Raffles Place

UOB Plaza 1, #48-01

Attn: Joseph E. Bauerschmidt

Email: joe.bauerschmidt@dlapiper.com

If to the Investor:

Williamsburg Venture Holdings, LLC
395 Leonard Street, Suite 719
Brooklyn, NY 11211

E-mail: rg@williamsburg.ventures
Attention: Ronald Glenn, Managing Member
Phone: 347.263.3216

with a copy to (which shall not constitute notice):

The Verona Firm, PLLC
PO Box 18191
Tampa, FL 33679-8191

Brett Verona
(813)258-0852
brett@theveronafirm.com

or at such other address and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email account containing the time, date, recipient email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

d. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

f. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

g. This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

h. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

i. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

j. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or by e-mail in a “.pdf” format data file of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

k. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

m. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * * *

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the Execution Date.

THE COMPANY:

AGBA Group Holding Limited

By:	/s/ Shu Pei Huang, Desmond
Name:	Shu Pei Huang, Desmond
Title:	Acting Group Chief Financial Officer

BUYER:

Williamsburg Venture Holdings, LLC

By:	/s/ Ronald Glenn
Name:	Ronald Glenn
Title:	Managing Member

EXHIBIT A

TO REGISTRATION RIGHTS AGREEMENT

SELLING SECURITYHOLDERS

The following table sets forth the names of the Selling Securityholders, the number of ordinary shares owned by such Selling Securityholders including ordinary shares issuable upon exercise of the Warrants and UPO. The table also provides information regarding the beneficial ownership of our ordinary shares by the Selling Securityholders as adjusted to reflect the assumed sale of all of the ordinary shares being offered by this prospectus.

Percentages of beneficial ownership before the Resale Offering are based on 13,512,400 ordinary shares being resole pursuant to the registration statement out of the 67,461,998 ordinary shares. Beneficial ownership is based on information furnished by the Selling Securityholder. Unless otherwise indicated and subject to community property laws where applicable, the Selling Securityholder named in the following table has, to our knowledge, sole voting and investment power with respect to the Shares beneficially owned by him, her or it.

The Selling Securityholders have no agreement or understanding to distribute any of the Ordinary Shares being registered. The Selling Securityholders may offer for sale from time to time any or all of the Shares, subject to the agreements described in the “Plan of Distribution.” The table below assumes that the Selling Securityholder will sell all of the Shares offered for sale hereby:

Name of Selling Securityholder	Ordinary Shares Beneficially Owned Prior to the Resale Offering(1)	Maximum Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned after the Resale Offering	Percentage Ordinary Shares Ownership After the Resale Offering (%)
Williamsburg Venture Holdings, LLC (1)	[ ]	[*]	[*]	[*]

(1)	Ronald Glenn beneficially owns all issued and outstanding securities of Williamsburg Venture Holdings, LLC.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Securityholders of up to [13,512,400] AGBA Shares.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. However, we will receive such proceeds when the Warrant holders exercise the Warrants. We will use proceeds generating from the exercise Warrants for working capital and for general corporate purposes.

Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the applicable exchange;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

To the extent required, the ordinary shares to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.